UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 17, 2010

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting of Shareholders was held on September 17, 2010.  At the Annual Meeting, our shareholders considered two proposals:  (1) the election of eight directors, to hold office until the next annual meeting and until their respective successors are duly elected and qualified and (2) the ratification of the selection of PricewaterhouseCoopers LLP as our independent certified registered public accounting firm.

The shareholders elected Messrs. Jeffrey Parker, William Hightower, John Metcalf , William Sammons, David Sorrells, Robert Sterne, Nam Suh, and Papken der Torossian as directors, who together constitute the entire Board of Directors.  The following is a tabulation of votes cast for and withheld from each director, as well as the number of broker non-votes:

Nominee	For	Withheld	Broker Non Votes
Jeffrey Parker	14,387,306	553,599	17,625,235
William Hightower	14,177,906	762,999	17,625,235
John Metcalf	14,379,354	561,551	17,625,235
William Sammons	14,193,417	747,488	17,625,235
David Sorrells	14,195,716	745,189	17,625,235
Robert Sterne	10,589,534	4,351,371	17,625,235
Nam Suh	14,377,111	563,794	17,625,235
Papken der Torossian	14,377,111	563,794	17,625,235

The shareholders also ratified the selection of  PricewaterhouseCoopers LLP as our independent certified registered public accounting firm.  The following is a tabulation of votes cast for and against, as well as the number of abstentions.

For	Against	Abstentions
32,275,852	205,146	85,142

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2010
PARKERVISION, INC.

By: /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

3